CONTRACT FOR THE SALE OF GOODS

Paragraph 1. NINGBO JIADA LEISURE PRODUCTS CO., LTD .hereinafter referred to as Seller, and Emerald Data Inc., hereinafter referred to as Buyer, hereby agree on this 25 day of August, in the year 2014, to the following terms.

A. Identities of the Parties

Paragraph 2. Seller, whose business address is ADD:Meiliangqiao Village, Hengjie Town ,Yinzhou Ningbo,China,

Buyer, whose business address is 1304 DREAM BRIDGE DR, LAS VEGAS, NV, USA.

B. Description of the Goods

Paragraph 3. Seller agrees to sell to Buyer its merchandise after both agree.

C. Buyer's Rights and Obligations

Paragraph 4. Buyer agrees to buy Seller's merchandise after both agree.

Paragraph 5. Buyer agrees to pay for the goods: Payment term: 30% deposit, 70% balance against copy of B/L.

Paragraph 6. Goods are deemed received by Buyer upon delivery to Buyer's address as set forth above.

Paragraph 7. Buyer has the right to examine the goods upon receipt and has 3 days in which to notify seller of any claim for damages based on the condition, grade, quality or quality of the goods. Such notice must specify in detail the particulars of the claim. Failure to provide such notice within the requisite time period constitutes irrevocable acceptance of the goods.

D. Seller's Obligations

Paragraph 8. Until received by Buyer, all risk of loss to the above-described goods is borne by Seller.

Paragraph 9. Seller warrants that the goods are free from any and all security interests, liens, and encumbrances.

E. Attestation

Paragraph 10. Agreed to

By: [signature] Official Title: Sales manager

2014. 8. 29

On behalf of Seller

I certify that I am authorized to act and sign on behalf of Seller and that Seller is bound by my actions.

By: [signature] Official Title: president

On behalf of Buyer

I certify that I am authorized to act and sign on behalf of Buyer and that Buyer is bound by my actions.